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                                                                    EXHIBIT 99.1

PRESS RELEASE
Contact
Brigida Bergkamp
Public Relations
650 655 3246
bbergkamp@idgbooks.com


            IDG BOOKS WORLDWIDE COMPLETES $83 MILLION MGR ACQUISITION

  PUBLISHER GAINS 3,000 TITLES AND POPULAR BRANDS LIKE FROMMER'S TRAVEL GUIDES



Foster City, Calif. - August 2, 1999 - IDG Books Worldwide, Inc. (Nasdaq: IDGB) today completed its acquisition of a portfolio of book and online brands from the Macmillan General Reference Group (MGR) of Pearson Education for $83 million. The acquisition includes such well-known brands as the Frommer's(R) Travel Guides, Weight Watchers(R) Cookbooks and J.K Lasser(TM) Tax books, as well as the popular Web site, frommers.com. IDGB is a global knowledge company whose diverse portfolio includes many best-selling book brands and computer-based learning tools, including the For Dummies(R) and Cliffs Notes(TM) brands.

"This acquisition marks a transforming moment for IDG Books," said Chairman and CEO, John Kilcullen. "IDG Books has built its reputation as one of the leading computer book publishers in the world with an array of best-selling, branded series valued for delivering authoritative information in fun and compelling ways. By adding these 3,000 MGR properties to our lineup of products and online services, IDGB has become a leading player in consumer publishing."


Included in the acquisition are:

-    Frommer's(R) Travel Guides: one of the leading travel book publishers.

- frommers.com Web site: 5 million page views/month make this one of the most popular online travel sites.

- The Unofficial Guides(R): The Unofficial Guide(R)to Walt Disney World is the #1 travel book in the U.S.

-    Places Rated(R)Almanac

-    Frommer's(R)From $ a day(TM)Guides for budget-minded travelers

- J.K. Lasser(TM)Tax Guides, the # 2 selling tax prep series in the world (IDGB's Taxes For Dummies(R)is #3).

-    Webster's New World(R)Dictionaries

-    Arco(R)Test Preparation Guides for college and career test prep

- Betty Crocker(R)Cookbooks, one of the oldest brands in the cooking category.



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IDGB Completes $83 Million MGR Acquisition / Page 2


-    Weight Watchers(R) Dieting and Cookbooks

- Howell House(TM)Pet Books (including The American Kennel Club Complete Dog Book(TM)plus Best of Breed(TM), The Healthy, Happy Pet(TM)and Essentials(TM)series)

-    Chek Chart(TM) automotive training guides

- Dozens of popular individual titles such as the bestseller How to Cook Everything; Vegetarian Times Complete Cookbook; American Horticultural
     Society: Encyclopedia of Gardening; and Organize Yourself!

-    Burpee(R) Gardening series

-    Cassell's(R) bilingual dictionaries

-    Harrap's bilingual dictionaries

-    Audel's books for vocational technicians


"The quality of the brands was the key factor in the acquisition because of the strong fit with the company's strategic growth plans," said Kilcullen. "We recognized that these brands have tremendous public acceptance. Our goal is to build upon their strengths by leveraging our expertise in strategic brand-building and global marketing. As we work to integrate the people and product lines represented in the MGR acquisition, we will be looking for opportunities to expand, enhance their online presence, and create synergies with our existing brands and product lines."


ABOUT IDG BOOKS WORLDWIDE

IDG Books Worldwide, Inc., headquartered in Foster City, Calif., is a leading global knowledge company featuring a diverse portfolio of technology, business and how-to books, and computer-based learning tools, including the best-selling
 ...For Dummies(R), Secrets(R), Teach Yourself(R) and Cliffs Notes(TM) brands. IDG Books Worldwide has more than 1,000 active titles plus translations in 36 languages around the world. More information about IDG Books Worldwide is available from the company's SEC filings (Nasdaq: IDGB) or by visiting its World Wide Web site, http://www.idgbooks.com. Information about our ...For Dummies and Cliffs Notes brands can also be found at http://www.dummies.com and http://www.cliffs.com. IDG Books Worldwide is a subsidiary of International Data Group, Inc., a leading global provider of information technology media, research, conferences and expositions.



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IDGB Completes $83 Million MGR Acquisition / Page 3


This news release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks in the assimilation of acquired businesses, other risks associated with acquisitions, risks associated with other competitive pressures, and the risk factors detailed from time to time in the company's periodic reports and registration statements filed with the Securities and Exchange Commission.



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